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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 DATE OF REPORT (Date of earliest event reported):          DECEMBER 31, 1997



                                   EVI, INC.
               (Exact name of registrant as specified in charter)



       DELAWARE                       1-13086                    04-2515019
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)



           5 POST OAK PARK, SUITE 1760,
                  HOUSTON, TEXAS                                77027-3415
     (Address of Principal Executive Offices)                   (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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                        Exhibit Index Appears on Page 6
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ITEM 5.   OTHER EVENTS.

CHRISTIANA ACQUISITION

         On December 12, 1997, EVI, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Christiana Acquisition, Inc., a Wisconsin corporation and wholly owned subsidiary of the Company, Christiana Companies, Inc., a Wisconsin corporation ("Christiana"), and C2, Inc.("C2"), a Wisconsin corporation, pursuant to a tax free merger (the "Merger") in which approximately 3.9 million shares of the Company's common stock, $1.00 par value (the "Common Stock"), will be issued to the stockholders of Christiana.

         Prior to the Merger, Christiana will sell two-thirds of its interest (the "Logistic Sale") in Total Logistic Control, LLC, a Delaware limited liability company and wholly owned subsidiary of Christiania ("Logistic"), to C2 for consideration of approximately $10.7 million. Following the Logistic Sale, the remaining assets of Christiana will consist of (i) approximately 3.9 million shares of the Company's Common Stock, (ii) a one-third interest in Logistic and
(iii) cash and other assets with a book value of approximately $10 million. It is anticipated that Christiana will have no material debt as of the consummation of the Merger, but will have various tax liabilities which will be paid with the cash remaining in Christiana after the Merger. The acquisition of Christiana is expected to increase the Company's stockholder base while allowing the company to acquire a one-third interest in a profitable business engaged in the refrigeration and warehousing business at an attractive price.

         The Merger is subject to various conditions, including the receipt of all required regulatory approvals and the expiration or termination of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Act. Although there can be no assurance that the Merger will close, the Company currently anticipates that the acquisition will be consummated shortly after receipt of such regulatory approvals and the approval of the Merger by the stockholders of the Company and Christiania, and of the approval of the Logistic Sale by the stockholders of Christiana.

COMPLETION OF TENDER OFFER

         On December 15, 1997, the Company completed a cash tender offer and consent solicitation (the "Tender Offer") relating to the Company's outstanding 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Notes"). The Tender Offer expired at 12:00 midnight, New York City time, on Friday, December 12, 1997. An aggregate of $119,980,000 principal amount of the Notes (representing 99.9% of the $120 million principal amount of Notes outstanding) validly tendered pursuant to the Tender Offer were accepted for payment by the Company.

         The Company entered into a supplemental indenture (the "Supplemental Indenture") to the indenture governing the Notes (the "Indenture") incorporating amendments to which tendering holders of the Notes consented. These amendments eliminated or amended certain of the principal restrictive covenants contained in the Indenture and released all subsidiary guarantors under the Indenture. As a result, the holders of untendered Notes will be bound thereby. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is hereby incorporated herein by reference.





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HOUSTON WELL SCREEN ACQUISITION

         On December 17, 1997, the Company entered into an agreement to acquire the Houston Well Screen group of companies from Van der Horst Limited, a Singapore company, for a total purchase price of approximately $28 million. The acquisition includes the purchase of Van der Horst USA Inc., which is the holding company of Houston Well Screen Company ("HWS"), and of Houston Well Screen Asia Pte Ltd. ("HWA") which has operations in Singapore and Indonesia. HWS and HWA make wedge-wire screen products for use in oil and gas production and other applications. The Company's acquisition of the Houston Well Screen companies is subject to various conditions, including the receipt of all necessary governmental consents and approvals and the expiration of all applicable waiting periods.





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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         2.1     -   Agreement and Plan of Merger by and among EVI, Inc.,
                     Christiana Acquisition, Inc., Christiana Companies, Inc.
                     and C2, Inc. dated December 12, 1997.

         2.2     -   Agreement by and among EVI, Inc., Total Logistic Control,
                     LLC, Christiana Companies, Inc. and C2, Inc. dated
                     December 12, 1997.

         2.3     -   Letter Agreement by and among EVI, Inc., Christiana
                     Acquisition, Inc., Christiana Companies, Inc.  and C2,
                     Inc. dated December 12, 1997.

         2.4     -   Amended and Restated Arrangement Agreement by and between
                     Taro Industries Limited, and EVI, Inc.  and 756745 Alberta
                     Ltd. and 759572 Alberta Ltd. dated as of December 5, 1997.

         4.1     -   Fifth Supplemental Indenture by and between EVI, Inc. and
                     The Chase Manhattan Bank dated as of December 12, 1997
                     (including the Form of Note and Form of Exchange Note).

         4.2     -   Second Amendment to Amended and Restated Credit Agreement
                     by and between EVI, Inc., the Subsidiary Guarantors defined therein and The Chase Manhattan Bank and the other lenders defined therein dated as of October 23, 1997.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EVI, INC.



Dated: December 31, 1997                         /s/ Frances R. Powell
                                           -----------------------------------
                                                       Frances R. Powell
                                                  Vice President, Accounting
                                                        and Controller





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                               INDEX TO EXHIBITS


        Number                                             Exhibit
        ------                                             -------
          2.1           Agreement and Plan of Merger by and among EVI, Inc., Christiana
                        Acquisition, Inc., Christiana Companies, Inc. and C2, Inc. dated December
                        12, 1997.

          2.2           Agreement by and among EVI, Inc., Total Logistic Control, LLC, Christiana
                        Companies, Inc. and C2, Inc. dated December 12, 1997.

          2.3           Letter Agreement by and among EVI, Inc., Christiana Acquisition, Inc.,
                        Christiana Companies, Inc. and C2, Inc. dated December 12, 1997.

          2.4           Amended and Restated Arrangement Agreement by and between Taro Industries
                        Limited, and EVI, Inc. and 756745 Alberta Ltd. and 759572 Alberta Ltd.
                        dated as of December 5, 1997.

          4.1           Fifth Supplemental Indenture by and between EVI, Inc. and The Chase
                        Manhattan Bank dated as of December 12, 1997 (including the Form of Note and Form of Exchange Note).

          4.2           Second Amendment to Amended and Restated Credit Agreement by and between
                        EVI, Inc., the Subsidiary Guarantors defined therein and The Chase
                        Manhattan Bank and the other lenders defined therein dated as of October
                        23, 1997.





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